Exhibit 10.43

EXECUTION COPY

DEVELOPMENT AGREEMENT

This Development Agreement (this “Agreement”) is made and entered into as of the 31st day of May, 2006 (the “Effective Date”), by and between AMEDICA CORP., a Delaware corporation (“Amedica”), and Harvinder S. Sandhu, M.D. (“Sandhu”).

RECITALS:

A. Amedica is in the business of designing, developing and selling various products and applications for medical and biomedical uses that are made from various materials, including advanced ceramic materials.

B. Amedica desires to continue to encourage the development, testing and clinical training for novel Devices (as defined herein) for implant in or use with the spine in medical and surgical procedures, whether manufactured from ceramic materials or other materials.

C. Sandhu offers clinical knowledge and experience relating to the spine.

D. The parties desire to enter into an agreement to assist in the future development, approval, trial and clinical use of Devices.

E. Sandhu desires the right to assign to an entity controlled by Sandhu the rights and obligations of Sandhu hereunder.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and represent as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

a. “Development Services” means the development and related services as requested by Amedica relating to the conceptualization, development, testing, approval and related matters involving the Devices more fully described in Section 2, below.

b. “Devices” means all ideas, discoveries, creations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes, and materials, whether or not patentable, including all rights to obtain, perfect or enforce any proprietary interests therein, in the Field of Interest, which Sandhu, whether alone or in concert with others, may conceive, reduce to practice or develop during the Term (or, if based on or related to any confidential or proprietary information of Amedica, within [***********] after the termination of this Agreement), alone or in conjunction with another, or others, whether during or out of regular business hours, and whether at the request or upon the suggestion of Amedica, or otherwise. These Devices include but are not limited to those items more fully identified on Schedule A attached hereto.

c. “Field of Interest” means the development, testing and commercializing of biomedical or surgical stabilization devices, covered by current Amedica patent applications and further Amedica developments, including ceramic materials or metallic materials for static, transpedicular lumbar stabilization and for static anterior cervical stabilization. Amedica may expand or otherwise change the definition of its Field of Interest at any time, as long as this expansion continues to be related solely to ceramic materials, which new definition will be binding upon Sandhu ten (10) days after written notice to Sandhu thereof.

2. Development Arrangements. The parties intend that Sandhu shall diligently perform the Development Services which shall include, without limitation, the following

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

a. Examining and reviewing the characteristics of the Devices and the nature of the materials with which the Devices are constructed.

b. Offering experience on ideas and testing pertaining to the Devices, and coordinating with other Amedica personnel and third parties related to such testing, as requested by Amedica.

c. Providing guidance and assistance in the clinical details of the Devices.

d. Assisting in the filing of provisional patents and other patents pertaining to the Devices as determined by Amedica.

e. Assisting in applying for or otherwise seeking regulatory approval for the Devices or surgical processes for their implantation or other use.

3. Performance by Entity. Amedica agrees and consents that Sandhu may assign to an entity Sandhu’s rights and obligations hereunder, provided that:

a. The entity shall be under Sandhu’s control; and the entity shall provide for the entity’s services to be performed by Sandhu, except as otherwise agreed to by Amedica, which consent shall not be unreasonably withheld.

b. Sandhu shall continue to be personally subject to and bound by the provisions of Sections 7 through 11, inclusive, of this Agreement.

4. Term and Termination.

a. The term (the “Term”) of this Agreement shall commence as of the Effective Date and shall continue until the later of: (i) ten (10) years from the date hereof, or (ii) the expiration of the final remaining patent rights on the last of the Devices, unless earlier terminated as provided hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b. Either party has the right to terminate this Agreement at any time upon thirty (30) days’ prior written notice thereof to the other party. If either party terminates this Agreement pursuant to this subsection 4(b), Amedica shall be obligated to continue to pay royalty payments that are earned for Devices resulting from Sandhu’s Development Services as set forth in Section 5 below.

5. Compensation for Assignment and Sale Proprietary Rights. As full consideration for the Development Services and any valuable assignment of rights in or related to Devices to Amedica pursuant to Section 8 hereof, Amedica shall pay Sandhu the total of the following:

a. Sandhu shall, in the form of royalty or similar payments, receive [****************] of the Net After-Tax Profits for the [****************] and [***********] of the Net After-Tax Profits for the [***********]; provided, that this is subject to the provisions of Subsections 5(b) and 5(c) below. “Net After-Tax Profits” is defined as that portion of profits received by Amedica attributable to sale of Devices, after deducting from all gross proceeds from such sales the costs and expenses attributable to the development, testing, marketing and sale of the Devices (but not including any Amedica overhead or expenses unrelated to the Devices), and less all sales, use, occupation or excise taxes and all income taxes applicable to income generated from the Devices.

b. Upon Sandhu’s death, or upon letters from two independent physicians that Sandhu is permanently disabled and unable to perform the nature of the Development Services hereunder, this Agreement shall terminate as to Sandhu; provided, that Sandhu (or Sandhu’s surviving spouse or estate), or Sandhu’s entity, as applicable, shall continue to be entitled to receive the royalties as provided herein.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

c. Notwithstanding any provision herein to the contrary, income used for calculating royalties payable to Sandhu hereunder shall not include any sales attributable to the use of any Devices by any hospital or surgical center where Sandhu, or any entity controlled by Sandhu currently practices medicine or contracts for services.

No provision under this Agreement, either overtly or covertly, directly or indirectly, requires or contemplates that Sandhu make any recommendations to Sandhu’s patients or health care facilities with respect to Amedica’s Devices or other products. There shall be no adjustment to the percentage of royalties, or the rate of any other compensation, if any, resulting from the presence of or absence of, any recommendations of Amedica’s Devices or other products to Sandhu’s patients or health care facilities by Sandhu.

If Sandhu is paid any share of Net After Tax Profits inconsistent with the provisions of this Subsection 5(c), upon advance written notice to Sandhu, Amedica will offset such improperly paid amount from any future payment owing to Sandhu.

d. Amedica shall maintain separate and sufficient accountings and records relating to the Devices to enable the payments payable hereunder to be determined and verified. Sandhu shall, at all times, have the right, during normal business hours and upon reasonable notice to Amedica, to audit on a confidential basis the relevant books and records of Amedica to verify that the payments due and owing Sandhu pursuant to subsection 5(a) have been accurately determined. The costs of such audits shall be borne by Sandhu unless he has been underpaid by [*************]; in such case, costs of the audit shall be paid by Amedica. Payment of any amount determined to be owing to Sandhu will be made to him in accordance with the provisions of subsection 4(b) above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

e. Without limiting the provisions of Subsection 4(b), the parties acknowledge that the continued payment of, and the continuing obligation to pay, the royalties payable hereunder is not dependent on the continuing performance of the Development Services, the ongoing Term of this Agreement, or any other contingency or condition.

f. Sandhu acknowledges that the payment provisions of this Section 5 represent the sole agreement between the parties with regard to Sandhu’s compensation for all Development Services and any assignment of rights to the Devices; and Amedica shall not be obligated to make, or otherwise be liable for, any additional payment of compensation or reimbursement of expenses with regard to Development Services or the Devices or other similar type payment. It is the parties’ intent that this Agreement provide for the “sale or exchange of a capital asset” by Sandhu to Amedica under Internal Revenue Code Section 1235 entitled “Sale or Exchange of Patents,” and that all payments made to Sandhu hereunder shall be taxed as long-term capital gains. Nothing in this Agreement to the contrary shall imply that the parties intend that the payments to Sandhu hereunder shall be for anything other than the transfer of all proprietary rights that Sandhu may have in the Devices. Amedica is making no warranties or representations, however, as to ultimate taxability of the payments to Sandhu hereunder.

6. Exclusivity. Amedica acknowledges that Sandhu, and any entities which may currently or in the future be controlled by Sandhu, have other professional business and investment dealings in addition to his responsibilities under this Agreement and that Sandhu will not be required to devote his time exclusively to his responsibilities hereunder, either directly or indirectly. Notwithstanding any provision herein to the contrary, Sandhu agrees that during the Term, as between Sandhu and Amedica, Amedica shall possess the exclusive ownership of the Devices. Amedica acknowledges that this is a non-exclusive agreement, and nothing herein may

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

be construed to prohibit either Amedica or Sandhu from entering into similar contractual relationships with other parties, or from engaging or participating in any other venture, unrelated to the Devices. Without limiting the foregoing, Amedica recognizes and acknowledges that Sandhu (either directly or though his entities) actively performs product development services for and on other parties in the area of orthopedic surgery and related fields; therefore, Sandhu may provide consulting, product development, and other services, not related to the Devices, for and on behalf of persons or entities that may compete with Amedica or that develop, manufacture, or sell products or technologies that are similar in function or design (excluding the Field of Interest, which involves solely ceramic materials) to those developed or sold by Amedica.

7. Confidentiality.

a. Both during the Term and following termination of this Agreement for any reason, except as necessary for the performance of the Development Services hereunder, Sandhu shall not, at any time or in any manner, directly or indirectly, use, divulge, disclose or communicate to any third-person or entity any information that was disclosed to or developed by Sandhu during the course of performing the Development Services and which is not (i) information that Sandhu was aware of prior to the term of this Agreement, (ii) information that Sandhu becomes aware of through a source other than Amedica, (iii) information that is available to the general public through a prior disclosure, provided that Sandhu did not commit such prior disclosure in violation of this Agreement, or (iv) the Retained Intellectual Property (as defined herein). Also without limiting the foregoing, Sandhu may disclose the existence and general nature of this Agreement and the fact that it pertains to the Development Services and the Devices. Subject to the foregoing exceptions, the confidential information described herein shall

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

include information regarding matters affecting or relating to Amedica’s business or its Devices; the nature of Amedica’s properties or products, whether developed or under development; the identity of Amedica’s customers; prices which Amedica obtains or has obtained with respect to its products or services; information as to Amedica’s discussions, negotiations and/or dealings with actual or potential third-party buyers, investors, licensees or co-venturers; Amedica’s costs, overhead or profit margin; or Amedica’s operational methods or its business plans and processes.

b. Promptly following termination of this Agreement, Sandhu shall deliver to Amedica any and all property of Amedica which may be in his possession including products, materials, memoranda, notes, records, reports, writings, drawings, diskettes, models and other materials or other documents or photocopies of the same in any tangible form whatsoever constituting confidential or proprietary information of Amedica, and any of the foregoing in intangible form.

8. Covenant Not to Compete.

a. Sandhu recognizes and acknowledges the competitive and proprietary nature of Amedica’s Field of Interest. Sandhu acknowledges and agrees that a business will be deemed competitive with Amedica if it develops, manufactures or sells any products within the Field of Interest and Sandhu has participated in the creation, research and/or testing of those such products (such business to be referred to as a “Competitive Business”).

b. Sandhu agrees that during the Term and for an additional [**********] after termination of this Agreement (which period shall be tolled during the period of any violation or breach of any of the provisions of this Section 8 and for a period of [***********] thereafter), Sandhu shall not:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(i) for his benefit, or on behalf of any other person or entity, directly or indirectly, as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any Competitive Business anywhere in the continental United States of America (the “Restricted Territory”), except that nothing contained herein shall preclude Sandhu from purchasing or owning securities of any such business if such securities are publicly traded, and provided that his holdings do not exceed one percent (1%) of the issued and outstanding securities of any class of securities of such business; or

(ii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to Amedica or any present or future parent, subsidiary or affiliate of Amedica to leave the services of Amedica or any such parent, subsidiary or affiliate for any reason.

c. Sandhu further recognizes and acknowledges that: (i) the restrictions in this Section 8 are reasonable in relation to the skills which represent his principal salable asset both to Amedica and to any prospective employers, and (ii) the geographical scope of the provisions of this Section 8 is reasonable, legitimate and fair to Sandhu in light of Amedica’s need to market its services and sell its products worldwide in order to have a sufficient customer base to make Amedica’s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Sandhu is qualified to earn his livelihood.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

d. Notwithstanding anything herein to the contrary, nothing in this Section 8 shall apply with regard to any services performed by Sandhu prior to the Term hereof (and which services do not involve any activities by Sandhu within the Field of Interest continuing from and after the date of this Agreement) with regard to any devices, ideas, discoveries, creations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes, and materials of any kind (the “Prior Work”). Accordingly, nothing herein shall prohibit Sandhu’s receipt of any compensation of any kind (e.g., royalties) in consideration for such Prior Work.

e. The acknowledgments and agreements set forth in this Section 8 shall survive the termination of Sandhu’s performance of the Development Services for any reason, for the time period set forth herein.

9. Ownership of Ideas, Copyrights and Patents.

a. Sandhu agrees that he will take reasonable steps to promptly disclose all Devices to Amedica and that he will not publish any Devices or any information with regard thereto, without the prior written consent of Amedica, which will not be unreasonably withheld.

b. As between Sandhu and Amedica, Amedica shall have the sole and exclusive right, even as to Sandhu, to prepare, file, prosecute, obtain and maintain any and all patents and patent applications claiming any Devices. All Devices shall be the sole and exclusive property of Amedica and, subject to payment pursuant to the provisions of Section 3 hereof, and the waivers of any and all representations and warranties concerning the Devices as set forth in Subsection 10(e) below, Sandhu hereby assigns to Amedica all of his right, title and -interest in and to all of the Devices, including the intellectual property therein, which may include trade secrets, inventions, discoveries, or improvements, whether or not registerable or patentable, that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

are conceived, whether alone or jointly with others, during the Term of this Agreement that are a direct and specific result of the Development Services (collectively, the “Assigned Intellectual Property). This assignment does not include any such intellectual property that pertains : to (i) orthopedic surgical principles in general (including products that may pertain to the same pathological conditions in the same anatomical locations that are relevant to the Devices; to (ii) other products or technologies used in orthopedic surgery; (iii) to proprietary concepts and inventions in which Sandhu has any right, title, or interest as of the date of the execution of this Agreement (collectively “Prior Rights”), or (iv) to any other concept, know-how, discovery, or other intellectual property that is not within the definition of the Assigned Intellectual Property (all of the foregoing collectively, the “Retained Intellectual Property”). Sandhu shall not be restricted from assigning, licensing, or otherwise utilizing the Retained Intellectual Property in any manner.

c. Sandhu hereby agrees to reasonably cooperate with Amedica, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Amedica’s rights in and to any Devices, including, but not limited to, performing all acts reasonably deemed necessary or desirable by Amedica (both during the Term and for a period of [***********] after expiration of this Agreement) and joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States of America and of any and all other countries to Devices; provided, that, Amedica will bear the expense of all such proceedings. Sandhu hereby agrees that any patent or other legal right covering any Assigned Intellectual Property issued to Sandhu, shall be assigned by Sandhu to Amedica without charge.

d. Without limiting the foregoing, Sandhu further acknowledges that all original works of authorship made by such Sandhu, within the Field of Interest, by Sandhu that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

Sandhu has first conceived and first reduced to writing, whether alone or jointly with others during the Term of this Agreement that are a direct and specific result of the Development Services and that are protectable by copyright are “works made for hire” within the meaning of the United States Copyright Act, 17 U.S.C. § 101, as amended, the copyright of which shall be owned solely, completely and exclusively by Amedica. If any such work is not considered to be a work made for hire covered by the United States Copyright Act, 17 U.S.C. § 101, as amended, such work shall be owned solely by, or hereby assigned or transferred completely and exclusively to, Amedica. Any and all works of authorship described in this Subsection shall be included within the definition of Assigned Intellectual Property.

e. Notwithstanding anything herein to the contrary, Sandhu expressly disclaims, and Amedica expressly waives, any and all representations and warranties in regard to or concerning the Assigned Intellectual Property, the Development Services and the Devices. Without limiting the foregoing, the parties agree that Sandhu does not represent or warrant that any portion of the Assigned Intellectual Property is valid, enforceable, registerable, or original, that it will be free from claims of infringement, interference, or unlawful use of proprietary information of any third party, or that it does not infringe upon the intellectual property rights of any other party. Furthermore, Sandhu expressly disclaims, and Amedica expressly waives, the warranties of merchantability and fitness for a particular purpose with regard to the Assigned Intellectual Property, the Development Services and the Devices, and any and all representations and warranties that the Assigned Intellectual Property and the Devices will perform or function in any particular manner, with any particular results, or free from defects.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

10. Representations and Warranties Regarding Prior Work and Legal Obligations.

a. Sandhu hereby represents and warrants that he has no commitments or obligations with any prior employer or any other person or entity that would restrict his ability to perform the Development Services.

b. Sandhu represents that he has been advised by Amedica that at no time should he divulge to, or use for the benefit of, Amedica any trade secret or confidential or proprietary information of any previous employer. Sandhu acknowledges that he has not divulged or used any such information for the benefit of Amedica.

c. Sandhu acknowledges that Amedica is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

11. Equitable Remedies. Sandhu acknowledges that the breach of the provisions of Sections 7, 8, 9 and 10 above shall constitute irreparable damage to Amedica and, accordingly, Amedica may, in addition to all other available remedies under law and equity, obtain injunctive relief upon an alleged violation of such Sections pending resolution on the merits of any claims raised by Amedica hereunder.

12. Stock Option Arrangements. As further consideration hereunder, the parties agree in good faith to negotiate an agreement granting Sandhu, or Sandhu’s designate, certain rights to obtain options for the purchase of Anedica stock. The nature, amount and terms of such options shall be agreed upon by the parties in good-faith as soon as reasonably possible.

13. Development Agreement Only. This Agreement constitutes a development agreement only. Nothing herein is intended, nor shall it be construed, to create any employer/employee arrangement, partnership arrangement or other relationship between or among the parties except as expressly provided herein; and nothing herein is intended to grant to either party any right or interest in or to the assets, business or interests of the other party, nor the right to bind the other party except as expressly herein provided.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

14. Compliance with Laws and Regulations. The parties, at all times, shall interpret and apply the provisions of this Agreement strictly in accordance with all applicable laws and regulations, including, but not limited to all Medicare and Medicaid laws and regulations.

a. If any provision of this Agreement is found, by any applicable court or government agency, to be in conflict with any applicable law or regulation, the provisions of such law or regulation shall govern; and the interpretation and operation under this Agreement shall be modified accordingly.

b. The parties have no intent through this Agreement or otherwise to solicit, receive, offer, or pay any remuneration in return for recommending the use or utilization of any good or service payable under certain federal health programs, as such is prohibited by the statute at 42 U.S.C. 1320a-7b(b), nor do the parties have any other impermissible intent to violate any similar federal or state law that may apply with regard to any other health care reimbursement program. Sandhu is under no obligation whatsoever to utilize any products manufactured by Amedica, nor to recommend that such products are utilized by others. If any provision of this Agreement is determined by either party to present a possible violation of any such law, as supported by a written, reasoned opinion of competent legal counsel, the parties shall in good faith negotiate together to amend the terms of this Agreement in a manner that will alleviate any such possible violation while preserving the reasonable business (e.g., compensation) expectations of the parties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

15. Indemnification by Amedica.

a. Amedica will indemnify and hold Sandhu harmless from any and all claims, costs, judgments and expenses (including reasonable attorneys fees) involving (i) any claim that any Device infringes or interferes with any patent or other proprietary claim of any third-party, and (ii) to the extent claimed or proven to be solely due to Device design or manufacturing defect of whatever sort based on claims of product design or manufacturing defects whether sounding in negligence, strict liability at law, contract or statutory violation, and (iii) any breach by Amedica of any provision of this Agreement.

b. Any indemnification provided by Amedica hereunder shall not apply to any claim insofar as that claim (i) relates to a professional medical liability or malpractice claim brought against Sandhu for professional acts or omissions in connection with the medical care or treatment associated with a Device; (ii) arises from any breach by Sandhu of any provision of this Agreements; or (iii) arises from any knowing submission by Sandhu of false data to Amedica or from any other intentional wrongdoing by Sandhu.

c. Promptly upon Sandhu’s receipt of information concerning the commencement of any third-party claim, demand, action, suit or proceeding (collectively, “Action”) which is the subject of indemnification hereunder, Sandhu shall notify Amedica in writing of the commencement of the Action. Any failure to provide such prompt notice shall relieve Amedica of its indemnification obligations to the extent Amedica has been materially prejudiced by such failure. Amedica may select counsel at its own expense and control the defense of such indemnity claim; and Sandhu may participate jointly with Amedica in such defense, at Sandhu’s expense, in which event the parties shall reasonably cooperate with each other. Amedica will vigorously defend any such claim, and shall not settle any such claim or refrain from appealing any adverse ruling, judgment, or verdict without the advance written

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

consent of Sandhu, which consent shall not be unreasonably withheld. With respect to any Action relating solely to the payment of money damages, Amedica shall have the sole right to defend, settle, or otherwise dispose of such claim on such terms as Amedica, in its sole discretion, shall deem appropriate; provided, that Amedica shall provide reasonable evidence of its ability to pay any damages claimed. If the Action involves any claim in which Sandhu would become subject to injunctive relief or to other equitable relief, or Sandhu’s business would be adversely affected in any manner, Amedica shall settle that claim only upon the written consent of Sandhu, which shall not be unreasonably withheld.

16. Indemnification by Sandhu. Except to the extent that any such claims arise through the wrongful act or neglect of Amedica, Sandhu will indemnify and hold Amedica harmless from any and all claims, costs, judgments and expenses arising from any breach by Sandhu of any warranty, representation or affirmative obligation of Sandhu under this Agreement.

17. General.

a. Notices. All notices required or permitted to be given to a party hereunder shall be mailed by certified mail or registered mail, postage prepaid, to that party’s address set forth on the signature page of this Agreement (or to such other address specified in writing).

b. Default. If either party defaults in any of the covenants or provisions herein, the defaulting party shall pay all costs and attorneys’ fees incurred by the other party in enforcing its rights arising hereunder. Sandhu’s counsel set forth below shall be provided with a copy of any notice given to Sandhu hereunder:

Peter J. Toren

Sidley Austin LLP

787 Seventh Avenue

New York, N.Y. 10019

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

c. Governing Law and Venue. This Agreement shall be interpreted, performed and enforced according to the laws of Utah. Venue for any action hereof shall lie with the Third Judicial District Court of the State of Utah for the United States District Court for the District of Utah, Central Division.

d. Unenforceable Provision. If any provision of this Agreement is deemed unenforceable by any court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

e. Assignment. Amedica may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of Amedica’s business or that aspect of Amedica’s business in which Sandhu is principally involved. Sandhu’s rights and obligations under this Agreement may not be assigned by Sandhu without the prior written consent of Amedica except for the right to receive payments pursuant to Section 5 above.

f. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, other than any future parent, subsidiary or affiliate of Amedica.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

g. Entire Agreement. This Agreement embodies the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

h. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

i. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

j. Construction. The parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either party.

k. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

l. Section Numbers and Headings. The Section and Subsection headings and numbers used herein are for purposes of convenience and shall not be considered in the interpretation of this Agreement.

IN WITNESS WHEREOF this 31st day of May, 2006.

AMEDICA

Address:	Amedica Corp.
A Delaware Corporation

Amedica Corporation
615 Arapeen Drive, Suite 302	/s/ Eugene B. Jones
Salt Lake City, UT 84108	Eugene B. Jones
Vice President, Finance & CFO

SANDHU

Address:

Harvinder S. Sandhu, M.D.
[********************]	/s/ Harvinder S. Sandhu, M.D.
[********************]	Harvinder S. Sandhu, M.D.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A

Devices

The Devices consist of the following:

1. [****************]

2. [****************]

20

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.